CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated December 28, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Report to Shareholders of the Nuveen International Fund and Nuveen International Select Fund (each a series of Nuveen Investment Funds, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

July 31, 2013